                                                                    EXHIBIT 99.4

                                Offer to Exchange

                             Shares of Common Stock

                                       of

                             BANNER AEROSPACE, INC.

                                for       Shares
                           of Class A Common Stock of

                            THE FAIRCHILD CORPORATION

--------------------------------------------------------------------------------
THE EXCHANGE OFFER PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
MIDNIGHT, NEW YORK CITY TIME, ON           ,               , 1998, UNLESS THE
OFFER IS EXTENDED.
--------------------------------------------------------------------------------


                                                                  March 13, 1998

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

                  This letter is being sent to you in connection with The Fairchild Corporation's ("the Company") offer to exchange up to 4,000,000 shares of Common Stock, par value $1.00 per share (the "Banner Shares"), of Banner Aerospace, Inc., a Delaware corporation ("Banner"), for shares of Class A Common Stock of Fairchild, upon the terms and subject to the conditions set forth in the Prospectus, dated March 13, 1998 (the "Prospectus"), and in the related Letter of Transmittal (which together constitute the "Exchange Offer") enclosed herewith. Holders of Banner Shares who desire to tender such Banner Shares and such Banner Shares are not immediately available or who cannot deliver their Banner Shares and all other required documents to the Exchange Agent prior to the Expiration Date (as defined in the Prospectus) or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Banner Shares according to the guaranteed delivery procedures set forth under the section entitled "The Exchange Offer--Procedures for Tending Banner Shares" of the Prospectus. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Banner Shares registered in your name or in the name of your nominee.

                  Enclosed herewith for your information and for forwarding to your clients are copies of the following documents:

                  1. The Prospectus dated March 13, 1998.

                  2. Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

                  3. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if Banner Shares are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis;

                  4. A form of letter which may be sent to your clients for whose accounts you hold Banner Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

                  5. Return envelope addressed to the Depositary.

                  WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL
EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON        ,          , 1998,
UNLESS THE EXCHANGE OFFER IS EXTENDED.

                  In order to accept the Exchange Offer, the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in the Prospectus) in connection with a book-entry transfer of Banner Shares and any other documents required by the Letter of Transmittal should be sent to the Depositary and either Banner Shares Certificates evidencing the tendered Banner Shares should be delivered to the Depositary or Banner Shares should be tendered by book-entry transfer into the Depositary's account, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

                  If holders of Banner Shares wish to tender Banner Shares pursuant to the Exchange Offer and such holders' Share Certificates are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedures for book-entry transfer cannot be completed on a timely basis, such Banner Shares may nevertheless be tendered by following the guaranteed delivery procedures specified under the section entitled "The Exchange Offer" in the Prospectus.

                  Neither Fairchild, nor any officer, director, stockholder, agent or other representative of Fairchild will pay any commissions or fees to any broker, dealer or other person (other than the Dealer Manager or the Exchange Agent, as described in the Prospectus) for soliciting tenders of Banner Shares pursuant to the Exchange Offer. Fairchild will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. Fairchild will pay or cause to be paid any stock transfer taxes payable on the transfer of Banner Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

                  Any inquiries you may have with respect to the Exchange Offer should be addressed to, and additional copies of the enclosed material may be obtained from, the undersigned at the addresses and telephone numbers set forth on the back cover of the Prospectus.

                  Additional copies of the enclosed material may be obtained from the Information Agent at the address and telephone numbers set forth on the back cover page of the Prospectus.


                  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF FAIRCHILD, THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE PROSPECTUS AND THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.